EXHIBIT 99.2

        ROCKWOOD SPECIALTIES GROUP, INC.

OFFER TO EXCHANGE

New 7.625% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 7.625% Senior Subordinated Notes due 2014
and
New 7.500% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 7.500% Senior Subordinated Notes due 2014

The exchange notes will be fully and unconditionally guaranteed on a senior subordinated unsecured basis by certain of Rockwood Specialties Group, Inc.'s domestic subsidiaries.

  THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON            , 2005, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

, 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

        As described in the enclosed Prospectus, dated                             , 2005 (the "Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"), Rockwood Specialties Group, Inc.. (the "Company") is offering to exchange up to €375,000,000 aggregate principal amount of the Company's 7.625% Senior Subordinated Notes due 2014 and up to $200,000,000 aggregate principal amount of the Company's 7.500% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, as amended (collectively, the "Exchange Notes"), for any and all of its outstanding 7.625% Senior Subordinated Notes due 2014 and 7.500% Senior Subordinated Notes due 2014, respectively (collectively, the "Outstanding Notes"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        The Company will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

        For your information and for forwarding to your clients for whom you hold the Outstanding Notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

        1.    The Prospectus;

        2.    The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

        3.    A form of Notice of Guaranteed Delivery; and

        4.    A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

        Any inquiries you may have with respect to the Exchange Offer procedures should be addressed to The Bank of New York, the exchange agent for the Exchange Offer, at their address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the exchange agent.

Very truly yours,
Rockwood Specialties Group, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.